Exhibit 99.1
Media Contact
Polly Manuel | 205-970-5912
media@encompasshealth.com

Investor Relations Contact
Mark Miller | 205-970-5860
mark.miller@encompasshealth.com

Encompass Health appoints Cain Hayes to its board of directors
BIRMINGHAM, Ala., Feb. 2, 2026 — Encompass Health Corp. (NYSE: EHC) today announced the appointment of Cain A. Hayes to its board of directors.
Hayes joins the Encompass Health board with significant experience in health care, strategic leadership, human capital management, risk management and governmental regulation. He retired as president and chief executive officer of Point32Health, Inc., a top-20 U.S. health plan, in 2024. Prior to joining Point32Health in 2021, he served as president and chief executive officer of Gateway Health Plan, Inc., following a long executive career with prominent financial services companies such as Aetna and Nationwide.
“We are pleased to welcome to the Encompass Health board Cain and his strong health care payor expertise as well as his more than two decades of leadership experience in the highly regulated insurance and financial services industries,” said Greg Carmichael, chairman of Encompass Health’s board of directors. “I am confident his payor perspective and experience will be valuable to our board. The appointment of Cain reflects our commitment to adding important expertise and fresh perspectives as part of our regular board succession planning, while maintaining the

Company’s position as the leading provider of inpatient rehabilitation services in a rapidly changing health care environment.”
“I am honored and delighted to join the Encompass Health board,” said Hayes. “The Company is a recognized leader in the health care industry with a demonstrated commitment to delivering high-quality, cost-effective post-acute care. I look forward to helping further that commitment, contributing to the Company’s strategic direction and building long-term value for its stockholders.”
About Encompass Health
Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States. With a national footprint that includes 173 hospitals in 39 states and Puerto Rico, the Company provides high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. Encompass Health is recognized as America’s Most Awarded Leader in Inpatient Rehabilitation by Newsweek and Statista and is ranked among Fortune's World’s Most Admired Companies™ and Forbes’ America’s Best Companies. For more information, visit encompasshealth.com, or follow us on our newsroom, X, Instagram and Facebook.
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Forward-Looking Statements
Statements contained in this press release which are not historical facts, such as board succession planning, the prospects of the Company and the long-term stockholder value, are forward-looking statements. In addition, Encompass Health may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Encompass Health’s actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company; changes in the regulation of the health care industry at either or both of the federal and state levels; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health’s information systems; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in Encompass Health’s SEC filings and other public announcements, including Encompass Health’s Form 10-K for the year ended December 31, 2024 and Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025.